Exhibit 99.1

Third Quarter 2004

Earnings Release and

Supplemental Financials

October 21, 2004

FOR IMMEDIATE RELEASE

CONTACT:	Kevin T. Thompson
Executive Vice President
Chief Financial Officer
(419) 254-6068

Sky Reports Third Quarter Results

October 21, 2004 (Bowling Green, Ohio, NASDAQ: SKYF) Sky Financial Group, Inc. today reported third quarter net income of $46.1 million, or $.43 per diluted share, compared to $41.6 million, or $.46 per diluted share for the third quarter last year. Net income and diluted earnings per share for the third quarter 2004 reflect the completion of Sky’s acquisition of Second Bancorp on July 1, 2004 and include $2.5 million in after-tax merger-related expenses, while last year’s third quarter included $1.1 million of after-tax income from discontinued operations. Based on net income, return on average assets and return on average equity were 1.26% and 13.21%, respectively, for the third quarter of 2004, versus 1.31% and 18.00%, respectively, for the third quarter of 2003.

Core operating earnings, which reflect income from continuing operations adjusted to exclude the merger, integration and restructuring expenses and significant transactions not representative of ongoing operations, were $48.6 million for the third quarter, up 20.3% versus $40.4 million for the third quarter last year. Core operating earnings per diluted share for the third quarter were $.46, up 4.5% from $.44 for the third quarter last year. Based on core operating earnings, return on average assets and return on average equity were 1.33% and 13.92%, respectively, for the third quarter of 2004, versus 1.35% and 17.51%, respectively, for the third quarter of 2003.

Cash operating earnings, which reflect core operating earnings further adjusted to exclude the effects of amortization of intangibles, were $50.9 million, or $.48 per diluted share in the third quarter, compared to $41.7 million and $.46 respectively, for the third quarter last year. On a cash-operating basis, the annualized return on average tangible equity was 22.52% for the third quarter compared with 22.99% in the same period last year.

“We were very pleased with the improvement in our financial results this quarter,” stated Marty E. Adams, chairman and chief executive officer, “Our increase in core operating earnings from last year, despite the

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large decrease in mortgage revenues, reflects contributions from solid organic growth in our targeted loan and deposit portfolios, acceleration in our fee income excluding mortgage banking, consistent discipline in our credit quality and expense controls, and the very successful completion of our Second Bancorp acquisition.”

“We look forward to continued strong performance in the fourth quarter as we plan to complete our merger with Prospect Bank and expand our growing presence in the greater Columbus market,” continued Mr. Adams.

For the nine months ended September 30, 2004, Sky reported net income of $145.0 million, or $1.47 per diluted share, increasing from $115.2 million, or $1.29 per diluted share, reported for the first nine months last year. The current year-to-date net income included $18.7 million from discontinued operations related to Sky’s dental finance unit, which was sold in the first quarter, while in the prior year-to-date discontinued operations contributed $2.1 million to earnings. In addition, net income reflects after-tax merger, integration and restructuring expenses of $2.7 million in the current year and $2.3 million last year. For the nine months ended September 30, 2004, core operating earnings were $129.0 million, or $1.31 per diluted share compared to $115.4 million, or $1.29 per diluted share, for the same period last year.

Third Quarter Results

Net interest income for the third quarter was $122.5 million, up 21.5% from $100.8 million in the third quarter last year. The net interest margin for the third quarter was 3.69%, the same as the previous quarter and an increase of 3 basis points from the third quarter a year ago. The higher net interest margin from the prior year primarily reflects improvements in funding mix and benefits from the recent rise in short-term rates.

Average earning assets increased 20.6% over the third quarter last year from a combination of organic growth and acquisitions. Average loans for the quarter increased 20.6% with organic growth on targeted portfolios contributing approximately 5.8%. Average total deposits grew 17.1% from the third quarter last year almost exclusively due to the acquisitions. Non-interest demand deposits for the third quarter were up 27.8% from the third quarter last year overall, and up 11.3% when acquisitions were excluded.

Non-interest revenues were $52.7 million for the third quarter, up 5.5% from $50.0 million in the third quarter last year, more than offsetting the anticipated substantial reduction in mortgage banking revenues. Excluding mortgage banking and net securities transactions, non-interest revenues were up 34.9% in total and up 15.9% excluding acquisitions with strong results compared to the same quarter last year. Brokerage and insurance commissions were up 46.3%, trust services income was up 41.7% and service charges on deposits increased 39.1%. For the quarter, in a less favorable environment than last year, mortgage originations declined and mortgage banking revenues were down $12.5 million, or 64.6% from the year-ago quarter. Securities transactions included net gains of $1.9 million in the third quarter this year versus net losses of $2.0 million in the third quarter last year.

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Non-interest expenses for the third quarter, which included $3.8 million in merger, integration and restructuring expenses primarily to complete the acquisition of Second Bancorp, were $97.9 million compared to $81.9 million in the third quarter last year. Excluding merger, integration and restructuring expenses, non-interest expenses were $94.1 million compared to $81.9 million in the third quarter last year. Expenses have increased over the prior year’s third quarter mainly due to the acquisitions of Second Bancorp, GLB Bancorp and two insurance agencies over the last year. The efficiency ratio, on a core operating basis excluding the merger, integration and restructuring expenses, was 53.39% for the quarter, compared to 53.95% for the same quarter last year.

Credit Quality

The provision for credit losses for the third quarter was $8.4 million, increasing from $8.3 million in the same quarter last year. The slightly higher provision compared to the third quarter last year was due to growth in the loan portfolio, while net charge-offs declined. Net credit losses to average loans for the quarter were .32%, down from .43% for the third quarter last year. At September 30, 2004, non-performing loans to total loans was 1.19% versus 1.05% a year ago and the allowance for credit losses to non-performing loans was 120% versus 139% last year. Non-performing loans for the third quarter increased as a result of the Second Bancorp acquisition and continue to reflect the non-accrual status of loans with payments guaranteed by surety bonds or insurance policies issued by three insurance companies, which remain in litigation.

Continued Expansion

On September 15, 2004, Sky announced a definitive agreement to acquire Prospect Bancshares, Inc., Worthington, Ohio, and its wholly-owned subsidiary Prospect Bank with $202 million in assets. Prospect operates four full-service banking centers in the greater Columbus, Ohio area. The merger is expected to close in the fourth quarter 2004.

Outlook For 2004

Commenting on 2004, Kevin Thompson, chief financial officer stated, “With third quarter earnings per share consistent with our expectations, we now project 2004 GAAP earnings of $1.93 to $1.95 per diluted share, and core operating earnings of $1.77 to $1.79 per diluted share. The projected GAAP earnings results include the first quarter sale of Sky’s dental finance unit and the contribution to earnings of $.19 per diluted share from discontinued operations, as well as the merger-related charges of $.02 per diluted share in the third quarter results.”

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Conference Call and Supplemental Financial Information

Today, October 21, 2004 at 10:00 a.m., Mr.’s Adams and Thompson will host a conference call to provide an overview of third quarter performance and a business outlook. Participants are encouraged to call in beginning at 9:45 a.m. by dialing (800) 289-0493 (confirmation code: 984442). R.S.V.P. is not required. The webcast can be accessed via the Investor Relations/Webcasts section (http://investor.skyfi.com/medialist.cfm) of the Sky website. A replay of the call will be available from 2:00 p.m., October 21 until midnight, October 26, by calling (888) 203-1112 (confirmation code: 984442). The event will be archived on the Sky website indefinitely. For supplemental financial tables, please refer to the Investor Relations/Press Releases (http://investor.skyfi.com/releases.cfm) section on our web site.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. Sky believes that providing certain non-GAAP financial measures provides investors with information useful in understanding Sky’s financial performance, its performance trends and financial position. Specifically, Sky provides measures based on “core operating earnings,” which excludes discontinued operations and merger, integration and restructuring expenses, as well as significant gains, losses or expenses that are not reflective of on-going operations or not expected to recur. In addition, Sky provides measures based on “cash operating earnings,” which further adjusts core operating earnings to exclude the effect of amortization of intangibles. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables.

Forward-looking Statement

The information in this press release contains forward-looking statements including certain projections, plans and forecasts of expected future performance that are not historical facts and that are subject to a number of risks and uncertainties. Actual results and performance could differ materially from those contemplated or implied by these forward-looking statements. For a summary of important factors that could affect Sky’s forward-looking statements, please refer to Sky’s filings with the Securities and Exchange Commission (SEC) and available at the SEC’s Internet site (http://www.sec.gov). Sky undertakes no obligation to update or revise these statements following the date of this release.

About Sky Financial Group, Inc.

Sky Financial Group is a $14.6 billion diversified financial holding company with its headquarters located in Bowling Green, Ohio. Sky’s asset size places it among the 50 largest publicly-held bank holding companies in the nation. The company operates 286 financial centers and over 300 ATMs serving communities in Ohio, Pennsylvania, Michigan, Indiana and West Virginia. Sky’s financial service affiliates include: Sky Bank, commercial and retail banking; Sky Trust, an asset management organization; and Sky Insurance and Stouffer-Herzog Insurance Agency, retail and commercial insurance agency services. Sky is located on the web at www.skyfi.com.

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Summary Financial Information - Third Quarter 2004

SKY FINANCIAL GROUP, INC.

STATEMENTS OF INCOME (Unaudited)

	Three Months Ended September 30,			Nine months ended September 30,
(Dollars in thousands, except per share data)	2004	2003	Percent Change	2004	2003	Percent Change
Interest income	$178,772	$151,707	17.8%	$475,820	$443,655	7.3%
Interest expense	56,256	50,904	10.5	148,814	155,462	(4.3)

Net interest income	122,516	100,803	21.5	327,006	288,193	13.5
Provision for credit losses	8,360	8,325	0.4	26,045	24,150	7.8

Net interest income after provision for credit losses	114,156	92,478	23.4	300,961	264,043	14.0

Non-interest income
Trust services income	5,079	3,585	41.7	13,285	10,576	25.6
Service charges and fees on deposit accounts	13,820	9,932	39.1	34,569	28,026	23.3
Mortgage banking income	6,845	19,359	(64.6)	19,169	42,602	(55.0)
Brokerage and insurance commissions	14,703	10,047	46.3	42,462	31,453	35.0
Net securities gains (losses)	1,854	(2,034)	(191.2)	6,259	(1,474)	(524.6)
Other income	10,446	9,090	14.9	30,021	25,666	17.0

Total non-interest income	52,747	49,979	5.5	145,765	136,849	6.5

Non-interest expenses
Salaries and employee benefits	51,133	45,261	13.0	139,071	124,733	11.5
Occupancy and equipment expense	15,962	12,987	22.9	42,272	36,713	15.1
Merger, integration and restructuring expense	3,831	—	100.0	4,177	3,486	19.8
Other operating expenses	26,966	23,604	14.2	73,173	65,612	100.0

Total non-interest expense	97,892	81,852	19.6	258,693	230,544	12.2

Income from continuing operations before income taxes	69,011	60,605	13.9	188,033	170,348	10.4
Income taxes from continuing operations	22,863	20,166	13.4	61,732	57,254	7.8

Income from continuing operations	46,148	40,439	14.1	126,301	113,094	11.7
Income from discontinued operations, net of tax	—	1,129	(100.0)	18,725	2,056	810.7

Net income	$46,148	$41,568	11.0	$145,026	$115,150	25.9

SHARE DATA:

Earnings per share from continuing operations
Basic	$0.44	$0.45	(2.2)	$1.30	$1.27	2.4
Diluted	0.43	0.44	(2.3)	1.28	1.26	1.6

Earnings per share from discontinued operations
Basic	0.00	0.01	(100.0)	0.19	0.02	850.0
Diluted	0.00	0.01	(100.0)	0.19	0.02	850.0

Earnings per share
Basic	0.44	0.46	(4.4)	1.49	1.31	13.7
Diluted	0.43	0.46	(6.5)	1.47	1.29	14.0

Core operating earnings per share*
Basic	0.46	0.45	2.2	1.33	1.30	2.3
Diluted	0.46	0.44	4.6	1.31	1.29	1.6

Cash operating earnings per share*
Basic	0.48	0.46	4.4	1.38	1.35	2.2
Diluted	0.48	0.46	4.4	1.36	1.33	2.3

Cash dividend declared per common share	0.21	0.20	—	0.63	0.60	—
Average shares outstanding
Basic	105,479,000	90,287,000	—	97,298,000	88,813,010	—
Diluted	106,408,000	91,188,000	—	98,360,000	89,485,000	—

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Summary Financial Information - Third Quarter 2004

PERFORMANCE RATIOS:

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
ACTUAL
Return on average equity	13.21%	18.00%	16.67%	17.39%
Return on average assets	1.26	1.31	1.47	1.29

CONTINUING OPERATIONS
Return on average equity	13.21%	17.51%	14.52%	17.08%
Return on average assets	1.26	1.35	1.31	1.34
Efficiency ratio	55.57	53.95	54.42	53.93
Net interest margin (FTE)	3.69	3.66	3.69	3.70

CORE OPERATING *
Core operating earnings	$48,638	$40,439	$129,016	$115,360
Return on average equity	13.92%	17.51%	14.83%	17.42%
Return on average assets	1.33	1.35	1.34	1.37
Efficiency ratio	53.39	53.95	53.54	53.10

CASH OPERATING*
Return on average tangible equity	22.52%	22.99%	26.52%	23.06%
Return on average tangible assets	1.44	1.33	1.44	1.44

ACTUAL BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	September 30,		Percent Change
	2004	2003
Cash and due from banks	$238,820	$184,782	29.2%
Interest-earning deposits with banks	30,118	39,564	(23.9)
Loans held for sale	31,107	46,332	(32.9)
Securities available for sale	3,118,884	2,573,009	21.2
Total loans	10,262,393	8,406,735	22.1
Allowance for credit losses	(147,479)	(122,617)	20.3

Net loans	10,114,914	8,284,118	22.1
Premises and equipment	154,252	152,219	1.3
Goodwill and other intangibles	520,221	216,554	140.2
Assets of discontinued operations	—	802,702	(100.0)
Other assets	434,816	363,342	19.7

Total Assets	$14,643,132	$12,662,622	15.6

Total interest-earning assets	$13,442,502	$11,065,640	21.5

Non-interest-bearing deposits	$1,477,061	$1,158,281	27.5
Interest-bearing deposits	8,677,287	7,453,863	16.4

Total deposits	10,154,348	8,612,144	17.9
Repos and federal funds purchased	921,175	780,608	18.0
Debt and FHLB advances	1,989,806	1,447,478	37.5
Liabilities of discontinued operations	—	755,365	(100.0)
Other liabilities	161,388	135,083	19.5
Shareholders’ equity	1,416,415	931,944	52.0

Total Liabilities and Shareholders’ Equity	$14,643,132	$12,662,622	15.6

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Summary Financial Information - Third Quarter 2004

AVERAGE BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	Three months ended September 30,		Percent Change	Nine months ended September 30,		Percent Change
	2004	2003		2004	2003
Cash and due from banks	$252,731	$202,099	25.1%	$222,960	$187,663	18.8
Interest-earning deposits with banks	42,017	35,814	17.3	37,418	31,612	18.4
Federal funds sold	2,065	1,337	54.5	2,703	1,415	91.0
Loans held for sale	30,139	81,493	(63.0)	31,238	85,899	(63.6)
Securities available for sale	3,078,861	2,499,421	23.2	2,701,042	2,418,163	11.7
Total loans	10,139,800	8,406,189	20.6	9,147,722	7,954,462	15.0
Allowance for credit losses	(147,145)	(123,766)	18.9	(132,271)	(116,340)	13.7

Net loans	9,992,655	8,282,423	20.6	9,015,451	7,838,122	15.0
Premises and equipment	159,328	152,393	4.6	153,203	143,779	6.6
Goodwill and other intangibles	516,673	216,194	139.0	336,718	187,268	79.8
Assets of discontinued operations	—	760,808	(100.0)	287,208	703,741	(59.2)
Other assets	448,680	394,100	13.8	392,740	352,902	11.3

Total Assets	$14,523,149	$12,626,082	15.0	$13,180,681	$11,950,564	10.3

Total interest-earning assets	$13,292,882	$11,024,254	20.6	$11,920,123	$10,491,551	13.6

Non-interest-bearing deposits	$1,508,074	$1,180,214	27.8	$1,345,420	$1,071,922	25.5
Interest-bearing deposits	8,704,452	7,541,423	15.4	7,893,126	7,247,362	8.9

Total deposits	10,212,526	8,721,637	17.1	9,238,546	8,319,284	11.0
Repos and federal funds purchased	867,547	824,163	5.3	881,539	826,439	6.7
Debt and FHLB advances	1,916,452	1,318,043	45.4	1,492,717	1,134,684	31.6
Liabilities of discontinued operations	—	716,249	(100.0)	269,614	662,535	(59.3)
Other liabilities	136,611	129,681	5.3	136,054	122,260	11.3
Shareholders’ equity	1,390,013	916,309	51.7	1,162,211	885,362	31.3

Total Liabilities and Shareholders’ Equity	$14,523,149	$12,626,082	15.0	$13,180,681	$11,950,564	10.3

ASSET QUALITY DATA:

	September 30,
	2004	2003
Non-accrual loans	$122,050	$87,188
Restructured loans	556	1,245

Total non-performing loans	122,606	88,433
Investment securities	11,705
Other real estate owned	11,924	7,583

Total non-performing assets	$146,235	$96,016

Loans 90 days or more past due & still accruing	$17,183	$11,906
Allowance for credit losses	147,479	122,617

ASSET QUALITY RATIOS:

Non-accrual loans to total loans	1.19%	1.04%
Non-performing loans to total loans	1.19	1.05
Non-performing assets to total assets	1.00	0.76
Loans 90 days or more past due and still accruing to total loans	0.17	0.14
Allowance for credit losses to non-performing loans	120.29	138.66
Allowance for credit losses to non-performing assets	100.85	127.70
Allowance for credit losses to total loans	1.44	1.46

NET CHARGE-OFFS

	Three months ended September 30,
	2004	2003
Net charge-offs	$8,106	$9,086
Net charge-offs to average loans	0.32	0.43

	Nine months ended September 30,
	2004	2003
Net charge-offs	$25,074	$23,413
Net charge-offs to average loans	0.37	0.39

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Summary Financial Information - Third Quarter 2004

SKY FINANCIAL GROUP, INC.

*NON-GAAP DISCLOSURE RECONCILIATIONS

(Dollars in thousands)

Core operating earnings are net income adjusted to exclude discontinued operations, merger, integration and restructuring expenses and the results of certain significant transactions or events not representative of ongoing operations (“non-operating items”). Cash operating earnings are core operating earnings adjusted to exclude the after-tax effect of amortizing core deposits and other intangibles. Management believes that both core operating earnings and cash operating earnings assist the investor in understanding the impact of non-operating items and amortization of intangibles on reported results.

Core operating earnings

The following reconciles GAAP income from continuing operations to core operating earnings for the nine and three: months ended September 30, 2004 and 2003:

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Income from continuing operations	$46,148	$40,439	$126,301	$113,094

Merger, integration and restructuring expense	3,831	—	4,177	3,486
Tax effect	(1,341)	—	(1,462)	(1,220)

After-tax non-operating items	2,490	—	2,715	2,266

Core operating earnings	$48,638	$40,439	$129,016	$115,360

Merger, integration and restructuring expense in 2004 reflect charges associated with the acquisition of Second Bancorp, Inc. and the sale of Sky Financial Solutions, Inc. in the third and first quarters, respectively.

Core operating earnings is used as the numerator to calculate core operating return on average assets, core operating return on average equity and core operating earnings per share. Additionally, non-operating items are deducted from non-interest expense in the numerator and non-interest income in the denominator of the core operating efficiency ratio disclosed in the tables. The comparable information on a GAAP basis is also provided in the tables.

Cash operating earnings

The following table reconciles core operating earnings to cash operating earnings for the nine and three months ended September 30, 2004 and 2003:

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Core operating earnings	$48,638	$40,439	$129,016	$115,360

Amortization of core deposits and other intangible assets	3,553	1,869	7,403	4,993
Tax effect	(1,244)	(654)	(2,591)	(1,748)

After-tax non-operating items	2,309	1,215	4,812	3,245

Cash operating earnings	$50,947	$41,654	$133,828	$118,605

Cash operating earnings is used as the numerator to calculate the cash operating return on average tangible equity and the cash operating return on average tangible assets. The denominator of each ratio is adjusted to deduct the average balance of intangible assets during the period. The comparable GAAP information is also included in the tables.

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Summary Financial Information - Third Quarter 2004

The following table reconciles average GAAP equity to average tangible equity for the three and nine months ended

September 30, 2004 and 2003.

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Average GAAP equity	$1,390,013	$916,309	$1,162,211	$885,362

Goodwill	436,148	162,568	439,409	162,222
Core deposits and other intangibles	75,939	53,626	74,976	54,619
Deferred taxes	(26,579)	(18,769)	(26,242)	(19,117)

	485,508	197,425	488,143	197,724

Average tangible equity	$904,505	$718,884	$674,068	$687,638

The following table reconciles average GAAP assets to average tangible assets for the three and nine months ended September 30,

2004 and 2003:

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Average GAAP assets	$14,523,149	$12,626,082	$13,180,681	$11,950,564

Goodwill	436,148	162,568	439,409	162,222
Core deposits and other intangibles	75,939	53,626	74,976	54,619
Deferred taxes	(26,579)	(18,769)	(26,242)	(19,117)

	485,508	197,425	488,143	197,724

Average tangible assets	$14,037,641	$12,428,657	$12,692,538	$11,752,840

The following table reconciles GAAP earnings per share to operating earnings per share, core operating earnings per share and cash operating earnings per share:

	Three months ended September 30,		Nine months ended September 30,
Basic EPS	2004	2003	2004	2003
Net income	$0.44	$0.46	$1.49	$1.30
After-tax earnings from discontinued operations	—	(0.01)	(0.19)	(0.02)
After-tax merger, integration and restructuring	0.02	0.00	0.03	0.03

Core operating earnings	0.46	0.45	1.33	1.31
After-tax amortization of core deposits and other intangible assets	0.02	0.01	0.05	0.04

Cash operating earnings	$0.48	$0.46	$1.38	$1.35

	Three months ended September 30,		Nine months ended September 30,
Diluted EPS	2004	2003	2004	2003
Net income	$0.43	$0.46	$1.47	$1.29
After-tax earnings from discontinued operations	—	(0.01)	(0.19)	(0.02)
After-tax merger, integration and restructuring	0.03	0.00	0.03	0.03

Core operating earnings	0.46	0.45	1.31	1.29
After-tax amortization of core deposits and other intangible assets	0.02	0.01	0.05	0.04

Cash operating earnings	$0.48	$0.46	$1.36	$1.33

— end —

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Third Quarter 2004

Supplemental Financial Information

October 21, 2004

Supplemental Financial Information - Third Quarter 2004

SKY FINANCIAL GROUP, INC.

FIVE QUARTERS STATEMENTS OF INCOME (unaudited)

(Dollars in thousands)

	2004			2003
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Fully taxable equivalent interest income	$179,675	$148,839	$149,872	$151,054	$152,635

Interest income	$178,772	$148,027	$149,021	$150,407	$151,707
Interest expense	56,256	45,340	47,218	47,358	50,904

Net interest income	122,516	102,687	101,803	103,049	100,803

Provision for credit losses	8,360	11,020	6,665	9,975	8,325

Net interest income after provision for credit losses	114,156	91,667	95,138	93,074	92,478

Non-interest income
Trust services income	5,079	4,101	4,105	3,773	3,585
Service charges and fees on deposit accounts	13,820	11,107	9,642	10,182	9,932
Mortgage banking income	6,845	6,879	5,445	5,231	19,359
Brokerage and insurance commissions	14,703	13,451	14,308	11,233	10,047
Net securities gains (losses)	1,854	2,877	1,528	2,345	(2,034)
Other income	10,446	11,194	8,381	9,285	9,090

Total non-interest income	52,747	49,609	43,409	42,049	49,979

Non-interest expenses
Salaries and employee benefits	51,133	43,740	44,198	39,326	45,261
Occupancy and equipment expense	15,962	13,436	12,874	13,312	12,987
Merger, integration and restructuring expense	3,831	—	346	1,091	—
Other operating expenses	26,966	25,122	21,085	22,913	23,604

Total non-interest expense	97,892	82,298	78,503	76,642	81,852

Income from continuing operations before income taxes	69,011	58,978	60,044	58,481	60,605
Income taxes from continuing operations	22,863	18,777	20,092	18,896	20,166

Income from continuing operations	46,148	40,201	39,952	39,585	40,439

Income from discontinued operations, net of tax	—	—	18,725	1,883	1,131

Net income	$46,148	$40,201	$58,677	$41,468	$41,570

Core operating earnings	$48,639	$40,201	$40,177	$39,687	$40,439

Supplemental Financial Information - Third Quarter 2004

SKY FINANCIAL GROUP, INC.

FIVE QUARTER PERFORMANCE RATIOS AND SHARE DATA

(Unaudited)

PERFORMANCE RATIOS

	2004			2003
ACTUAL	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Return on average equity	13.21%	15.25%	22.83%	16.82%	18.00%
Return on average assets	1.26	1.33	1.83	1.28	1.31

	2004			2003
CONTINUING OPERATIONS	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Return on average equity	13.21%	15.25%	15.55%	16.05%	17.51%
Return on average assets	1.26	1.33	1.34	1.31	1.35
Net interest rate spread (FTE)	3.43	3.41	3.43	3.45	3.41
Net interest rate margin (FTE)	3.69	3.69	3.69	3.70	3.66
Efficiency ratio	55.57	53.75	53.75	52.59	53.95

	2004			2003
CORE OPERATING *	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Return on average equity	13.92%	15.25%	15.63%	16.09%	17.51%
Return on average assets	1.33	1.33	1.34	1.32	1.35
Efficiency ratio	53.39	53.75	53.51	51.84	53.95
.

	2004			2003
CASH OPERATING*	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Return on average tangible equity	22.52%	20.09%	20.64%	21.13%	22.99%
Return on average assets	1.44	1.40	1.32	1.29	1.33

Supplemental Financial Information - Third Quarter 2004

SKY FINANCIAL GROUP, INC.

FIVE QUARTER SHARE DATA

(Unaudited)

	2004			2003
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Earnings per share from continuing operations
Basic	$0.44	$0.43	$0.43	$0.43	$0.45
Diluted	0.43	0.43	0.42	0.43	0.44

Earnings per share from discontinued operations
Basic	—	—	0.20	0.02	0.01
Diluted	—	—	0.20	0.02	0.01

Earnings per share
Basic	0.44	0.43	0.63	0.45	0.46
Diluted	0.43	0.43	0.62	0.45	0.46

Core operating earnings per share*
Basic	0.46	0.43	0.43	0.43	0.45
Diluted	0.46	0.43	0.43	0.43	0.44

Cash operating earnings per share*
Basic	0.48	0.44	0.44	0.44	0.46
Diluted	0.48	0.44	0.44	0.44	0.46

Cash dividend declared per common share	0.21	0.21	0.21	0.20	0.20

Book value per share	13.43	11.13	11.46	10.80	10.31

Average shares outstanding
Basic	105,479,000	93,322,000	92,957,000	92,019,000	90,303,000
Diluted	106,408,000	94,314,000	94,226,000	93,122,000	91,204,000

Book value calculation shares outstanding	105,441,000	93,420,000	93,063,000	92,459,000	90,383,000

Supplemental Financial Information - Third Quarter 2004

SKY FINANCIAL GROUP, INC.

FIVE QUARTER AVERAGE BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	2004			2003
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Cash and due from banks	$252,731	$198,246	$217,575	$202,720	$202,099
Interest-earning deposits with banks	42,017	36,385	33,800	39,238	35,814
Federal funds sold	2,065	885	5,165	8,497	1,337
Loans held for sale	30,139	31,866	31,720	28,980	81,493
Securities available for sale	3,078,861	2,570,976	2,449,138	2,508,711	2,499,421
Total loans	10,139,800	8,631,914	8,660,549	8,546,675	8,406,189
Allowance for credit losses	(147,145)	(124,752)	(124,751)	(123,629)	(123,766)

Net loans	9,992,655	8,507,162	8,535,798	8,423,046	8,282,423
Premises and equipment	159,328	147,058	153,155	153,866	152,393
Goodwill and other intangibles	516,673	247,469	244,035	228,836	216,194
Assets of discontinued operations	—	—	864,779	837,579	760,808
Other assets	448,680	374,374	354,550	376,770	394,100

Total Assets	$14,523,149	$12,114,421	$12,889,715	$12,808,243	$12,626,082

Total interest-earning assets	$13,292,882	$11,272,026	$11,180,372	$11,132,101	$11,024,254

Non-interest-bearing deposits	$1,508,074	$1,297,932	$1,228,468	$1,214,825	$1,180,214
Interest-bearing deposits	8,704,452	7,517,853	7,448,158	7,427,640	7,541,423

Total deposits	10,212,526	8,815,785	8,676,626	8,642,465	8,721,637
Repos and federal funds purchased	867,547	788,596	988,628	917,789	824,163
Debt and FHLB advances	1,916,452	1,309,167	1,247,874	1,359,818	1,318,043
Liabilities of discontinued operations	—	—	811,805	787,410	716,249
Other liabilities	136,611	140,355	131,183	122,437	129,681
Shareholders’ equity	1,390,013	1,060,518	1,033,599	978,324	916,309

Total Liabilities and Shareholders’ Equity	$14,523,149	$12,114,421	$12,889,715	$12,808,243	$12,626,082

Supplemental Financial Information - Third Quarter 2004

SKY FINANCIAL GROUP, INC.

FIVE QUARTER ACTUAL BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	2004			2003
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Cash and due from banks	$238,820	$223,255	$200,783	$251,364	$184,782
Interest-earning deposits with banks	30,118	27,100	29,051	22,808	39,564
Loans held for sale	31,107	15,834	57,650	28,062	46,332
Securities available for sale	3,118,884	2,541,687	2,613,816	2,511,369	2,573,009
Total loans	10,262,393	8,794,596	8,555,651	8,643,862	8,406,735
Allowance for credit losses	(147,479)	(125,661)	(125,043)	(124,943)	(122,617)

Net loans	10,114,914	8,668,935	8,430,608	8,518,919	8,284,118
Premises and equipment	154,252	145,315	152,621	153,285	152,219
Goodwill and other intangibles	520,221	246,586	243,356	237,014	216,554
Assets of discontinued operations	—	—	—	874,765	802,702
Other assets	434,816	373,171	365,506	348,609	363,342

Total Assets	$14,643,132	$12,241,883	$12,093,391	$12,946,195	$12,662,622

Total interest-earning assets	$13,442,502	$11,379,217	$11,256,168	$11,206,101	$11,065,640

Non-interest-bearing deposits	$1,477,061	$1,297,942	$1,229,981	$1,233,272	$1,158,281
Interest-bearing deposits	8,677,287	7,484,259	7,541,365	7,282,261	7,453,863

Total deposits	10,154,348	8,782,201	8,771,346	8,515,533	8,612,144
Repos and federal funds purchased	921,175	844,738	931,792	994,896	780,608
Debt and FHLB advances	1,989,806	1,436,707	1,156,419	1,475,781	1,447,478
Liabilities of discontinued operations	—	—	—	822,498	755,365
Other liabilities	161,388	138,029	167,677	138,911	135,083
Shareholders’ equity	1,416,415	1,040,208	1,066,157	998,576	931,944

Total Liabilities and Shareholders’ Equity	$14,643,132	$12,241,883	$12,093,391	$12,946,195	$12,662,622

Supplemental Financial Information - Third Quarter 2004

SKY FINANCIAL GROUP, INC.

FIVE QUARTER LOAN TABLE (Unaudited)

(Dollars in thousands)

	2004			2003
ACTUAL	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Residential Mortgage	$1,037,229	$905,249	$891,088	$905,007	$783,003
Home Equity	1,658,344	1,266,508	1,176,581	1,140,310	1,057,301
Consumer	846,412	694,732	717,789	770,901	787,436
Commercial Real Estate	3,939,070	3,417,236	3,455,525	3,387,202	3,321,713
Commercial & Industrial	2,781,338	2,510,871	2,314,668	2,440,442	2,457,282

Total Loans	$10,262,393	$8,794,596	$8,555,651	$8,643,862	$8,406,735

Residential Mortgage	10%	10%	10%	10%	9%
Home Equity	16%	14%	13%	13%	12%
Consumer	8%	8%	8%	9%	9%
Commercial Real Estate	38%	39%	40%	39%	40%
Commercial & Industrial	27%	29%	27%	28%	29%

Total Loans	100%	100%	100%	100%	100%

	2004			2003
AVERAGES	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Residential Mortgage	$1,058,878	$896,779	$897,703	$780,998	$794,756
Home Equity	1,630,492	1,219,822	1,159,333	1,163,658	1,026,317
Consumer	865,205	710,848	751,371	778,355	797,113
Commercial Real Estate	4,071,301	3,523,316	3,483,465	3,440,354	3,312,295
Commercial & Industrial	2,513,924	2,281,149	2,368,677	2,383,310	2,475,708

Total Loans	$10,139,800	$8,631,914	$8,660,549	$8,546,675	$8,406,189

Residential Mortgage	10%	10%	10%	9%	9%
Home Equity	16%	14%	13%	14%	12%
Consumer	9%	8%	9%	9%	9%
Commercial Real Estate	40%	41%	40%	40%	39%
Commercial & Industrial	25%	26%	27%	28%	29%

Total Loans	100%	100%	100%	100%	100%

Supplemental Financial Information - Third Quarter 2004

SKY FINANCIAL GROUP, INC.

FIVE QUARTER FUNDING TABLE (Unaudited)

(Dollars in thousands)

	2004			2003
ACTUAL	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Non-interest-bearing demand deposits	$1,477,061	$1,297,942	$1,229,981	$1,233,272	$1,158,281
Interest-bearing demand deposits	389,986	238,646	257,931	223,096	258,845
Savings deposits	3,979,107	3,493,196	3,610,996	3,447,033	3,488,911
Time deposits	4,308,194	3,752,417	3,672,439	3,612,132	3,706,107

Total deposits	10,154,348	8,782,201	8,771,347	8,515,533	8,612,144

Short-term borrowings	921,175	844,738	931,792	994,896	780,608
Trust preferred securities	185,067	145,583	169,669	164,805	171,176
Debt and FHLB advances	1,804,739	1,291,123	986,750	1,310,976	1,276,302

Total funding sources	$13,065,329	$11,063,645	$10,859,558	$10,986,210	$10,840,230

	2004			2003
AVERAGE	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Non-interest-bearing demand deposits	$1,508,074	$1,297,932	$1,228,468	$1,214,825	$1,180,213
Interest-bearing demand deposits	353,368	239,174	238,777	262,812	252,475
Savings deposits	4,014,051	3,554,212	3,558,869	3,517,407	3,489,416
Time deposits	4,337,033	3,724,467	3,650,512	3,647,421	3,799,532

Total deposits	10,212,526	8,815,785	8,676,626	8,642,465	8,721,636

Short-term borrowings	867,547	788,596	988,628	917,789	824,163
Trust preferred securities	182,288	163,503	164,859	165,800	164,569
Debt and FHLB advances	1,734,164	1,145,664	1,083,015	1,194,018	1,153,474

Total funding sources	$12,996,525	$10,913,548	$10,913,128	$10,920,072	$10,863,842

Supplemental Financial Information - Third Quarter 2004

The following asset quality information does not include Sky Financial Solutions.

	2004			2003
ASSET QUALITY DATA:	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Non-accrual loans	$122,050	$95,674	$90,132	$81,979	$87,188
Restructured loans	556	575	585	599	1,245

Total non-performing loans	122,606	96,249	90,717	82,578	88,433
Investment securities	11,705	—	—	—	—
Other real estate owned	11,924	10,766	10,775	10,441	7,583

Total non-performing assets	$146,235	$107,015	$101,492	$93,019	$96,016

Loans 90 days or more past due & still accruing	$17,183	$12,841	$26,039	$13,841	$11,906
Net charge-offs	8,106	10,402	6,565	9,330	9,086
Allowance for credit losses	147,479	125,661	125,043	124,943	122,617

	2004			2003
ASSET QUALITY RATIOS:	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Non-accrual loans to total loans	1.19%	1.09%	1.05%	0.95%	1.04%
Non-performing loans to total loans	1.19	1.09	1.06	0.96	1.05
Non-performing assets to total assets	1.00	0.87	0.84	0.72	0.76
Loans 90 days or more past due and still accruing to total loans	0.17	0.15	0.30	0.16	0.14
Net charge-offs to average loans	0.32	0.48	0.30	0.43	0.43
Allowance for credit losses to non-performing loans	120.29	130.56	137.84	151.30	138.66
Allowance for credit losses to non-performing assets	100.85	117.42	123.20	134.32	127.70
Allowance for credit losses to total loans	1.44	1.43	1.46	1.45	1.46

Supplemental Financial Information - Third Quarter 2004

SKY FINANCIAL GROUP, INC.

*NON-GAAP DISCLOSURE RECONCILIATIONS

(Dollars in thousands)

Core operating earnings are net income adjusted to exclude discontinued operations, merger, integration and restructuring expenses and the results of certain significant transactions or events not representative of ongoing operations (“non-operating items”). Cash operating earnings are core operating earnings adjusted to exclude the after-tax effect of amortizing core deposits and other intangibles. Management believes that both core operating earnings and cash operating earnings assist the investor in understanding the impact of non-operating items and amortization of intangibles on reported results.

Core operating earnings

The following reconciles GAAP income from continuing operations to core operating earnings for each of the five quarters presented in the tables:

	2004			2003
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Income from continuing operations	$46,148	$40,201	$39,952	$39,585	$40,439

Merger, integration and restructuring expense	3,831	—	346	1,091	—
Non-operating gains	—	—	—	(934)	—
Tax effect	(1,341)	—	(121)	(55)	—

After-tax non-operating items	2,490	—	225	102	—

Core operating earnings	$48,638	$40,201	$40,177	$39,687	$40,439

Merger, integration and restructuring expense in 2004 reflect charges associated with the acquisition of Second Bancorp, Inc. and the sale of Sky Financial Solutions, Inc. in the third and first quarters, respectively.

Merger, integration and restructuring expense in 2003 reflect the impact of charges for the acquisition GLB Bancorp, Inc. in the fourth quarter. The non- operating gain recognized in the fourth quarter of 2003 relates to a gain on the sale of a building.

Core operating earnings is used as the numerator to calculate core operating return on average assets, core operating return on average equity and core operating earnings per share. Additionally, non-operating items are deducted from non-interest expense in the numerator and non-interest income in the denominator of the core operating efficiency ratio efficiency ratio disclosed in the tables. The comparable information on a GAAP basis is also provided in the tables.

Supplemental Financial Information - Third Quarter 2004

Cash operating earnings

The following reconciles core operating earnings to cash operating earnings for each of the five quarters presented in these tables:

	2004			2003
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Core operating earnings	$48,638	$40,201	$40,177	$39,687	$40,439

Amortization of core deposits and other intangible assets	3,553	1,943	1,907	1,903	1,869
Tax effect	(1,244)	(680)	(667)	(666)	(654)

After-tax non-operating items	2,309	1,263	1,240	1,237	1,215

Cash operating earnings	$50,947	$41,464	$41,417	$40,924	$41,654

Cash operating earnings is used as the numerator to calculate the cash operating return on average tangible equity and the cash operating return on average tangible assets. The denominator of each ratio is adjusted to deduct the average balance of intangible assets during the period. The comparable GAAP information is also included in the tables.

Supplemental Financial Information - Third Quarter 2004

The following table reconciles average GAAP equity to average tangible equity for the nine months ended September 30, 2004 and 2003, as well as for each of the period ends presented in the tables.

	September 30,
	2004	2003
Average GAAP equity	$1,162,211	$885,362

Goodwill	439,409	162,222
Core deposits and other intangibles	74,976	54,619
Deferred taxes	(26,242)	(19,117)

	488,143	197,724

Average tangible equity	$674,068	$687,638

	2004			2003
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Average GAAP equity	$1,390,013	$1,060,518	$1,033,599	$978,324	$916,309

Goodwill	436,148	198,414	193,561	174,660	162,568
Core deposits and other intangibles	75,939	49,056	50,474	54,176	53,626
Deferred taxes	(26,579)	(17,170)	(17,666)	(18,962)	(18,769)

	485,508	230,300	226,369	209,874	197,425

Average tangible equity	$904,505	$830,218	$807,230	$768,450	$718,884

The following table reconciles average GAAP assets to average tangible assets for the nine months ended September 30, 2004 and 2003, as well as for each of the period ends presented in the tables.

	September 30,
	2004	2003
Average GAAP assets	$13,180,681	$11,950,564

Goodwill	439,409	162,222
Core deposits and other intangibles	74,976	54,619
Deferred taxes	(26,242)	(19,117)

	488,143	197,724

Average tangible assets	$12,692,538	$11,752,840

	2004			2003
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Average GAAP assets	$14,523,149	$12,114,421	$12,889,715	$12,808,243	$12,626,082

Goodwill	436,148	198,414	193,561	174,660	162,568
Core deposits and other intangibles	75,939	49,056	50,474	54,176	53,626
Deferred taxes	(26,579)	(17,170)	(17,666)	(18,962)	(18,769)

	485,508	230,300	226,369	209,874	197,425

Average tangible assets	$14,037,641	$11,884,121	$12,663,346	$12,598,369	$12,428,657

Supplemental Financial Information - Third Quarter 2004

The following table reconciles GAAP earnings per share to core operating earnings per share and cash operating earnings per share:

	September 30,
Basic EPS	2004	2003
Net income	$1.49	$1.30
After-tax earnings from discontinued operations	(0.19)	(0.02)
After-tax merger, integration and restructuring	0.03	0.03

Core operating earnings	1.33	1.31
After-tax amortization of core deposits and other intangible assets	0.05	0.04

Cash operating earnings	$1.38	$1.35

	2004			2003
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Net income	$0.44	$0.43	$0.63	$0.45	$0.46
After-tax earnings from discontinued operations	—	—	(0.20)	(0.02)	(0.01)
After-tax merger, integration and restructuring	0.02	—	—	—	—

Core operating earnings	0.46	0.43	0.43	0.43	0.45
After-tax amortization of core deposits and other intangible assets	0.02	0.01	0.01	0.01	0.01

Cash operating earnings	$0.48	$0.44	$0.44	$0.44	$0.46

	September 30,
Diluted EPS	2004	2003
Net income	$1.47	$1.29
After-tax earnings from discontinued operations	(0.19)	(0.02)
After-tax merger, integration and restructuring	0.03	0.03

Core operating earnings	1.31	1.29
After-tax amortization of core deposits and other intangible assets	0.05	0.04

Cash operating earnings	$1.36	$1.33

Supplemental Financial Information - Third Quarter 2004

	2004			2003
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Net income	$0.43	$0.43	$0.62	$0.45	$0.46
After-tax earnings from discontinued operations	—	—	(0.20)	(0.02)	(0.01)
After-tax merger, integration and restructuring	0.03	—	0.01	—	—

Core operating earnings	0.46	0.43	0.43	0.43	0.45
After-tax amortization of core deposits and other intangible assets	0.02	0.01	0.01	0.01	0.01

Cash operating earnings	$0.48	$0.44	$0.44	$0.44	$0.46

— end —

13